Exhibit (g)(x)

MASTER CUSTODY AGREEMENT

EXHIBIT A

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Master Custody Agreement dated as of February 16, 1996.

INVESTMENT COMPANY	ORGANIZATION	SERIES — (if applicable)

Franklin California Tax-Free Income Fund, Inc.	Maryland Corporation

Franklin California Tax-Free Trust	Massachusetts Business Trust

Franklin California Insured Tax-Free Income Fund

Franklin California Intermediate-Term Tax-Free Income Fund

Franklin California Limited-Term Tax-Free Income Fund

Franklin California Tax-Exempt Money Fund

Franklin Capital Growth Fund	Delaware Statutory Trust

Franklin Custodian Funds, Inc.	Maryland Corporation	Franklin Dynatech Fund Franklin Growth Fund Franklin Income Fund Franklin U.S. Government Securities Fund Franklin Utilities Fund

Franklin Federal Tax- Free Income Fund	California Corporation

Franklin Floating Rate Master Trust	Delaware Statutory Trust	Franklin Floating Rate Master Series

1

INVESTMENT COMPANY	ORGANIZATION	SERIES — (if applicable)

Franklin Global Trust	Delaware Statutory Trust

Fiduciary Large Capitalization Growth and Income Fund

Fiduciary Small Capitalization Growth and Income Fund

Franklin Global Real Estate Fund

Franklin International Smaller Companies Growth Fund

Franklin Templeton Core Fixed Income Fund

Franklin Templeton Core Plus Fixed Income Fund

Franklin Templeton Emerging Market Debt

Opportunities Fund

Franklin Templeton High Income Fund

Franklin Gold and Precious Metals Fund	Delaware Statutory Trust

Franklin High Income Trust	Delaware Statutory Trust	Franklin High Income Fund

Franklin Investors Securities Trust	Massachusetts Business Trust

Franklin Adjustable U.S. Government Securities Fund

Franklin Balanced Fund

Franklin Convertible Securities Fund

Franklin Equity Income Fund

Franklin Floating Rate Daily Access Fund

Franklin Limited Maturity U.S. Govt Securities Fund

Franklin Low Duration Total Return Fund

Franklin Real Return Fund

Franklin Total Return Fund

Franklin Managed Trust	Delaware Statutory Trust	Franklin Rising Dividends Fund

Franklin Money Fund	California Corporation

Franklin Municipal Securities Trust	Delaware Statutory Trust	Franklin California High Yield Municipal Fund Franklin Tennessee Municipal Bond Fund

2

INVESTMENT COMPANY	ORGANIZATION	SERIES — (if applicable)

Franklin Mutual Series Fund Inc.	Maryland Corporation	Mutual Beacon Fund Mutual Discovery Fund Mutual European Fund Mutual Financial Services Fund Mutual Qualified Fund Mutual Shares Fund

Franklin New York Tax-Free Income Fund	Delaware Statutory Trust

Franklin New York Tax-Free Trust	Massachusetts Business Trust	Franklin New York Insured Tax-Free Income Fund Franklin New York Intermediate-Term Tax-Free Income Fund Franklin New York Limited-Term Tax-Free Income Fund Franklin New York Tax-Exempt Money Fund

Franklin Real Estate Securities Trust	Delaware Statutory Trust	Franklin Real Estate Securities Fund

Franklin Strategic Mortgage Portfolio	Delaware Statutory Trust

Franklin Strategic Series	Delaware Statutory Trust

Franklin Aggressive Growth Fund

Franklin Biotechnology Discovery Fund

Franklin Blue Chip Fund

Franklin Flex Cap Growth Fund

Franklin Global Communications Fund

Franklin Global Health Care Fund

Franklin Natural Resources Fund

Franklin Small-Mid Cap Growth Fund

Franklin Small Cap Growth Fund II

Franklin Strategic Income Fund

Franklin Technology Fund

Franklin U.S. Long-Short Fund

3

INVESTMENT COMPANY	ORGANIZATION	SERIES — (if applicable)

Franklin Tax-Exempt Money Fund	California Corporation

Franklin Tax-Free Trust	Massachusetts Business Trust

Franklin Alabama Tax-Free Income Fund

Franklin Arizona Tax-Free Income Fund

Franklin Colorado Tax-Free Income Fund

Franklin Connecticut Tax-Free Income Fund

Franklin Double Tax-Free Income Fund

Franklin Federal Intermediate-Term Tax-Free

Income Fund

Franklin Federal Limited-Term Tax-Free Income Fund

Franklin Florida Insured Tax-Free Income Fund

Franklin Florida Tax-Free Income Fund

Franklin Georgia Tax-Free Income Fund

Franklin High Yield Tax-Free Income Fund

Franklin Insured Tax-Free Income Fund

Franklin Kentucky Tax-Free Income Fund

Franklin Louisiana Tax-Free Income Fund

Franklin Maryland Tax-Free Income Fund

Franklin Massachusetts Insured Tax-Free Income Fund

Franklin Michigan Insured Tax-Free Income Fund

Franklin Minnesota Insured Tax-Free Income Fund

Franklin Missouri Tax-Free Income Fund

Franklin New Jersey Tax-Free Income Fund

Franklin North Carolina Tax-Free Income Fund

Franklin Ohio Insured Tax-Free Income Fund

Franklin Oregon Tax-Free Income Fund

Franklin Pennsylvania Tax-Free Income Fund

Franklin Virginia Tax-Free Income Fund

4

INVESTMENT COMPANY	ORGANIZATION	SERIES — (if applicable)

Franklin Templeton Fund Allocator Series	Delaware Statutory Trust

Franklin Templeton Conservative Target Fund

Franklin Templeton Corefolio Allocation Fund

Franklin Templeton Founding Funds Allocation Fund

Franklin Templeton Growth Target Fund

Franklin Templeton Moderate Target Fund

Franklin Templeton Perspectives Allocation Fund

Franklin Templeton 2015 Retirement Target Fund

Franklin Templeton 2025 Retirement Target Fund

Franklin Templeton 2035 Retirement Target Fund

Franklin Templeton 2045 Retirement Target Fund

Franklin Templeton Money Fund Trust	Delaware Statutory Trust	Franklin Templeton Money Fund

Franklin Templeton Variable Insurance Products Trust	Massachusetts Business Trust

Franklin Flex Cap Growth Securities Fund

Franklin Global Communications Securities Fund

Franklin Global Real Estate Securities Fund

Franklin Growth and Income Securities Fund

Franklin High Income Securities Fund

Franklin Income Securities Fund

Franklin Large Cap Growth Securities Fund

Franklin Large Cap Value Securities Fund

Franklin Money Market Fund

Franklin Rising Dividends Securities Fund

Franklin Small-Mid Cap Growth Securities Fund

Franklin Small Cap Value Securities Fund

Franklin Strategic Income Securities Fund

Franklin U.S. Government Fund

Franklin Zero Coupon Fund – 2010

Mutual Discovery Securities Fund

Mutual Shares Securities Fund

Templeton Global Income Securities Fund

5

INVESTMENT COMPANY	ORGANIZATION	SERIES — (if applicable)

Franklin Value Investors Trust	Massachusetts Business Trust	Franklin Balance Sheet Investment Fund Franklin Large Cap Value Fund Franklin MicroCap Value Fund Franklin MidCap Value Fund Franklin Small Cap Value Fund

Institutional Fiduciary Trust	Massachusetts Business Trust	Franklin Cash Reserves Fund Money Market Portfolio Franklin Structured Large Cap Core Equity Fund Franklin Structured Large Cap Growth Equity Fund

The Money Market Portfolios	Delaware Statutory Trust	The Money Market Portfolio

Templeton Global Investment Trust	Delaware Statutory Trust	Templeton Income Fund

CLOSED END FUNDS:

Franklin Mutual Recovery Fund	Delaware Statutory Trust

Franklin Templeton Limited Duration Income Trust	Delaware Statutory Trust

Franklin Universal Trust	Massachusetts Business Trust

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